Exhibit 99.1
FOR IMMEDIATE RELEASE:

CONTACT	TSC

Timothy Rogers	55 East Monroe Street
Chief Financial Officer	Suite 2600
Technology Solutions Company	Chicago, Illinois 60603
(O) 312-228-4500	(O) 312-228-4500
Tim_rogers@techsol.com
Technology Solutions Company Announces Filing of Annual Report on Form 10-K for 2008
Chicago — March 9, 2009 — Technology Solutions Company (NASDAQ: TSCC), a software and services company focused on the healthcare provider market, today announced that it intends to file its Annual Report on Form 10-K for the year ended December 31, 2008, with the Securities and Exchange Commission on Tuesday, March 10, 2009. In addition, in light of the Company’s February 10, 2009 announcement of its plan, subject to stockholder approval, to liquidate the Company’s assets and to dissolve the Company pursuant to a Plan of Complete Liquidation and Dissolution, the Company will no longer issue earnings releases prior to the filing of its periodic reports under the Securities and Exchange Act of 1934 nor will the Company hold further investor conference calls in conjunction therewith. All investor calls should be directed to Timothy Rogers, the Company’s Chief Financial Officer. Fourth quarter financial results for 2008 for the Company will be included in the Annual Report on Form 10-K for the year ended December 31, 2008.
ABOUT Technology Solutions Company
Technology Solutions Company (TSC) is a software and services firm providing business solutions that partners with clients to expose and leverage opportunities that create, deliver, visualize and sustain customer value. Our outside-in, fact-based approach quantifies value through the eyes of our client’s customers, unleashing the potential for profit and growth. TSC serves the healthcare industry through tailored business solutions. For more information, please visit www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning TSC’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although TSC believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. TSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release are described in TSC’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, TSC does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If TSC does update or correct one or more forward-looking statements, investors and others should not conclude that TSC will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.